Exhibit 10.1

TENDER AND SUPPORT AGREEMENT

THIS TENDER AND SUPPORT AGREEMENT, dated as April 29, 2015 (this “Agreement”), is entered into by and between Knowles Corporation, a Delaware corporation (“Parent”), and [__] (the “Stockholder”).

W I T N E S S E T H:

WHEREAS, Parent, Orange Subsidiary, Inc., a Delaware corporation and a wholly-owned Subsidiary of Parent, and Audience, Inc., a Delaware corporation (the “Company”), have executed an Agreement and Plan of Merger, dated as of the date hereof (as the same may be amended or otherwise modified from time to time in accordance with the terms thereof, the “Merger Agreement”). Terms that are defined in the Merger Agreement that are not defined herein are used in this Agreement as they are defined in the Merger Agreement;

WHEREAS, as a condition to Parent executing and delivering the Merger Agreement, Parent is requiring that the Stockholder enter into this Agreement to, among other things, tender (i) the shares of common stock, $0.001 par value per share, of the Company (“Company Common Stock”), owned by the Stockholder, (ii) all securities exchangeable, exercisable or convertible into Company Common Stock, and (iii) any securities issued or exchanged with respect to such Company Common Stock, upon any recapitalization, reclassification, merger, consolidation, spin-off, partial or complete liquidation, stock dividend, split-up or combination of the securities of the Company or upon any other change in the Company’s capital structure, in each case whether now owned or hereafter acquired by the Stockholder (collectively, the “Securities”); and

WHEREAS, as of the date hereof, the Stockholder has the power to vote and dispose of [            ] shares (the “Existing Shares”) of Company Common Stock.

NOW, THEREFORE, in contemplation of the foregoing and in consideration of the mutual agreements, covenants, representations and warranties contained herein and intending to be legally bound hereby, the parties hereto agree as follows:

1. Certain Covenants.

1.1 Lock-Up. Except as otherwise provided herein, the Stockholder hereby covenants and agrees that between the date hereof and the Termination Date, the Stockholder will not (a) directly or indirectly (including, in each case, through transactions effected in derivative securities of the Securities), sell, transfer, assign, pledge, hypothecate, tender, encumber or otherwise dispose of or limit its right to vote the Securities, or agree to do any of the foregoing (each a “Transfer”); (b) knowingly take any action which is, individually or in the aggregate, reasonably likely to delay, prevent or have an adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement or (c) take any action that would make any of its representations or warranties contained herein untrue or incorrect or have the effect of preventing, disabling or impeding the Stockholder from performing its obligations under this Agreement. Notwithstanding the foregoing, in connection with any Transfer not involving or relating to any Acquisition Proposal, the Stockholder may Transfer any or all of the Securities to (i) if an entity, any wholly-owned Subsidiary or Affiliate of the Stockholder or (ii) if natural person, (A) immediate family members or a trust established for the benefit of Stockholder and/or for the benefit of one or more members of Stockholder’s immediate family, (B) charitable organizations or (C) upon the death of the Stockholder; provided, however, that in any such case, prior to and as a condition to the effectiveness of such Transfer, each Person to which any of such Securities or any interest in any of such Securities is Transferred shall have executed and delivered to Parent a counterpart to this Agreement pursuant to which such Person shall be bound by all of the terms and provisions of this Agreement.

1.2 No Solicitation.

(a) From and after the date of this Agreement until the Termination Date, except as provided in Section 1.2(b) or Section 5.2, the Stockholder will not, and will cause its [Subsidiaries and its and their respective] Representatives not to, directly or indirectly: (i) solicit, initiate, or knowingly encourage or knowingly induce or knowingly facilitate the making, submission or announcement of any inquiries or the making of any proposal or offer constituting, related to or that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any non-public information regarding any of the Acquired Companies to any Person (other than Parent and Parent’s or the Company’s Representatives acting in their capacity as such) in connection with or in response to an Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal (other than to state that they currently are not permitted to have discussions), (iv) approve, endorse or recommend any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal, (v) make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal or (vi) enter into any letter of intent or agreement in principle or any Contract providing for, relating to or in connection with any Acquisition Proposal or any proposal, inquiry or offer that would reasonably be expected to lead to an Acquisition Proposal. The Stockholder agrees that any breach of this Section 1.2(a) by any [Subsidiary or any] of its [or their respective] Representatives shall constitute a breach of this Section 1.2(a) by the Stockholder.

(b) Notwithstanding the foregoing, nothing in this Agreement shall prohibit the Stockholder from taking any action in its capacity as a Representative of the Company that is expressly permitted to be taken by the Company’s Representatives (in their capacity as such) under the Merger Agreement (including exercising its fiduciary duties to the Company in accordance with applicable Law and the Merger Agreement).

(c) The Stockholder shall, and shall cause its [Subsidiaries and its and their respective] Representatives to (i) immediately cease and cause to be terminated all existing discussions or negotiations with any Person conducted heretofore with respect to any Acquisition Proposal or any proposal, inquiry or offer that could reasonably be expected to lead to an Acquisition Proposal, and (ii) request the prompt return or destruction of all confidential information previously furnished by it or on its behalf.

(d) The Stockholder shall [and shall cause its Subsidiaries to] advise Parent promptly (and in any event within the later of twenty-four (24) hours or the next Business Day) of (i) any Acquisition Proposal or indication, inquiry, proposal or offer with respect to or that would reasonably be expected to lead to any Acquisition Proposal, (ii) any request for non-public information relating to the Company that would reasonably be expected to lead to an Acquisition Proposal, and (iii) any inquiry or request for discussion or negotiation regarding an Acquisition Proposal, including in each case the identity of the person making any such Acquisition Proposal or indication, inquiry, offer or proposal, the material terms of any such Acquisition Proposal or indication, inquiry, offer or proposal and any material correspondence relating thereto. The Stockholder shall keep Parent informed on a reasonably current basis of any material changes to the terms of any such Acquisition Proposal or indication or inquiry.

1.3 Certain Events. This Agreement and the obligations hereunder will attach to the Securities and will be binding upon any person to which legal or Beneficial Ownership of any or all of the Securities passes, whether by operation of applicable Law or otherwise, including the Stockholder’s successors or assigns. This Agreement and the obligations hereunder will also attach to any additional shares of Company Common Stock or other Securities of the Company issued to or acquired by the Stockholder after the date hereof.

1.4 Agreement to Tender; Grant of Proxy; Voting Agreement.

(a) The Stockholder hereby agrees to validly tender the Securities or cause the Securities to be validly tendered into the Offer promptly following, and in any event no later than the tenth (10th) Business Day following the commencement of the Offer pursuant to Section 1.1 of the Merger Agreement in accordance with the procedures set forth in the Offer Documents; provided that Parent agrees that the Stockholder may withdraw the Securities from the Offer at any time following the termination of this Agreement or upon the Offer being terminated in accordance with the terms of the Merger Agreement. For the avoidance of doubt, (x) the Stockholder shall not be required, for purposes of this Agreement, to exercise any unexercised Company equity award held by the Stockholder and (y) the Stockholder shall not have any obligation under this Section 1.4(a) to tender (or caused to be tendered) any Securities into the Offer (i) to the extent such shares constitute Company restricted stock awards or (ii) to the extent such tender would reasonably be expected to cause the Stockholder to incur liability under Section 16(b) of the Exchange Act. If the Offer is terminated or withdrawn by Parent or the Merger Agreement is terminated prior to the purchase of Securities in the Offer, Parent shall promptly return, and shall cause any depository or paying agent, acting on behalf of Parent, to promptly return all tendered Securities to the Stockholder.

(b) The Stockholder has revoked or terminated any proxies, voting agreements or similar arrangements previously given or entered into with respect to the Securities. Solely with respect to the matters described in this Section 1.4(b) and Section 1.4(c), the Stockholder hereby irrevocably appoints Parent as proxy for the Stockholder to vote the Securities entitled to vote, for the Stockholder and in the Stockholder’s name, place and stead, at any annual or special meeting, or at any adjournment thereof for the adoption of the Merger Agreement and approval of the Offer and the Merger (but only at such a meeting called for the purpose of voting with respect to the adoption of the Merger Agreement and approval of the Offer and the Merger and only with respect to a proposal relating thereto). The parties acknowledge and agree that neither Parent, nor Parent’s successors, assigns, subsidiaries, divisions, employees, stockholders, Representatives and Affiliates shall owe any duty, whether in law or otherwise, or incur any liability of any kind whatsoever, including without limitation, with respect to any and all claims, losses, demands, causes of action, costs, expenses (including reasonable attorney’s fees) and compensation of any kind or nature whatsoever, to the Stockholder in connection with or as a result of any voting by Parent of the Securities or any execution of any consent in accordance with the terms hereof. The parties acknowledge that, pursuant to the authority hereby granted under the irrevocable proxy (which proxy is coupled with an interest in the Securities), Parent may vote the Securities in furtherance of its own interests and Parent is not acting as a fiduciary for the Stockholder.

(c) The Stockholder hereby irrevocably and unconditionally covenants and agrees that, during the Voting Period (as hereinafter defined) and if the Securities have not been previously accepted for payment pursuant to the Offer, at any meeting of the stockholders of the Company (whether annual or special), however called, or at any adjournment or postponement thereof, or in any other circumstances (including an action by written consent) upon which a vote or other approval is sought, the Stockholder shall (including, in each case as applicable, as contemplated by Section 1.4(b)): (i) with respect to any vote relating to the Merger Agreement, the Offer and the Merger or any other matter to be approved by the stockholders of the Company to facilitate any of them, appear at such meeting or otherwise be counted as present thereat for the purpose of establishing a quorum and vote the Securities, in person or by proxy, in favor of the adoption of the Merger Agreement and the approval of the Offer and the Merger and (ii) vote (or cause to be voted), in person or by proxy, the Securities against (A) any extraordinary corporate transaction (other than the Offer and the Merger), such as a merger, consolidation, business combination, tender or exchange offer, reorganization, recapitalization, liquidation, or sale or transfer of all or substantially all of the assets or securities of the Company or any of its Subsidiaries, (B) any amendment of the Company’s certificate of incorporation or by-laws other than as contemplated by the Merger Agreement, (C) any other proposal, action or transaction involving the Company or any of its Subsidiaries, which amendment or other proposal, action or transaction would reasonably be expected to impede, frustrate, prevent or nullify the Offer and the Merger or the Merger Agreement, (D) any extraordinary dividend, distribution or recapitalization by the Company or change in capital structure of the Company (other than pursuant to the Merger Agreement) and (E) any Acquisition Proposal (the matters described in the foregoing clauses (A) through (E) being referred to as “Competing Actions”); and (iii) not take any action by written consent to approve any Competing Action; provided, that nothing herein shall limit the ability of the Stockholder to vote its Securities in its sole discretion on any matters other than the matters set forth in this Section 1.4(c) that may be submitted to a stockholder vote, consent or other approval. For purposes of this Agreement, “Voting Period” means the period commencing on the date hereof and ending on the termination of this Agreement.

(d) The obligations of the Stockholder specified in this Section 1.4 shall apply whether or not the Board of Directors of the Company (or any committee thereof) has effected an Adverse Recommendation Change. Any such vote shall be cast (or consent shall be given) by the Stockholder in accordance with such procedures relating thereto so as to ensure that it is duly counted, including for purposes of determining whether a quorum is present.

(e) The irrevocable proxy granted pursuant to Section 1.4(a) shall not be terminated by any act of the Stockholder or by operation of law. If between the execution hereof and the Termination Date, any trust or estate holding the Securities should be terminated, or if any corporation or partnership holding the Securities should be dissolved or liquidated, or if any other such similar event or events shall occur before the Termination Date, certificates or book-entry credits representing the Securities shall be delivered by or on behalf of the Stockholder in accordance with the terms and conditions of this Agreement, and actions taken by Parent hereunder shall be as valid as if such death, incapacity, termination, dissolution, liquidation or other similar event or events had not occurred, regardless of whether or not Parent has received notice of such death, incapacity, termination, dissolution, liquidation or other event.

1.5 Disclosure. The Stockholder hereby authorizes Parent to publish and disclose in any announcement or disclosure required by the SEC, the NASDAQ Global Select Market or any other national securities exchange and, to the extent required by applicable Law, the Offer Documents (including all documents and schedules filed with the SEC in connection therewith) and any other required filings under the Securities Act or the Exchange Act or otherwise required by Law, its identity and ownership of the Securities and the nature of its commitments, arrangements and understandings under this Agreement. Parent hereby authorizes the Stockholder to make such disclosure or filings as may be required by the SEC or NASDAQ Global Select Market or any other national securities exchange or the OTC Bulletin Board.

2. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to Parent, as of the date hereof, that:

2.1 Ownership. Stockholder is the record and Beneficial Owner of the Securities, and the Securities constitute the Stockholder’s entire interest in the outstanding capital stock of the Company. The Securities are, and (except as otherwise permitted by this Agreement) prior to the Effective Time will be, Beneficially Owned and owned of record by the Stockholder, free and clear of any Liens, of any nature whatsoever, except for restrictions on transfer under securities Laws and except for those created by this Agreement. Except as set forth on Schedule I to this Agreement, as of the date hereof, the Stockholder does not hold any options, warrants or other rights to purchase any Securities. As of the date hereof, the Existing Shares constitute all of the shares of Company Common Stock Beneficially Owned or owned of record by the Stockholder [or any of its Subsidiaries]. The Stockholder has and (except as otherwise expressly provided by this Agreement) will have at all times through the Effective Time sole voting power (including the right to control such vote as contemplated herein) with respect to the matters set forth in this Agreement, sole power of disposition, sole power to issue instructions with respect to the matters set forth in this Agreement, and sole power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder’s Existing Shares and with respect to all of the Securities owned by the Stockholder at all times through the Effective Time. “Beneficial Ownership” by a person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission under the Exchange Act, as amended;

provided that for purposes of determining Beneficial Ownership, a Person shall be deemed to be the Beneficial Owner of any securities which such Person has, at any time during the term of this Agreement, the right to acquire pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise (irrespective of whether the right to acquire such securities is exercisable immediately or only after the passage of time, including the passage of time in excess of 60 days, the satisfaction of any conditions, the occurrence of any event or any combination of the foregoing). The terms “Beneficially Own” and “Beneficially Owned” shall have a correlative meaning.

2.2 Organization. The Stockholder is [a [__] duly existing under the laws of [__]] [OR] [an individual residing in [__]].

2.3 Authorization. The Stockholder has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Stockholder and the consummation of the Offer have been duly and validly authorized by all necessary action of the Stockholder, and no other proceedings on the part of the Stockholder are necessary to authorize the execution and delivery of this Agreement or to consummate the Offer and the other transactions contemplated hereby. This Agreement has been duly executed and delivered by the Stockholder and, assuming the due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

2.4 No Violation.

(a) The execution, delivery and performance of this Agreement by the Stockholder do not and will not, with or without notice or lapse of time, or both, (i) in the case of a Stockholder that is not a natural person, conflict with or violate the constituent or organizational documents of the Stockholder [or any of its Subsidiaries], (ii) conflict with or violate any Law applicable to the Stockholder [or any of its Subsidiaries] or by which any property or asset of the Stockholder [or any of its Subsidiaries] is bound or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in a right of payment or loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which the Stockholder [or any of its Subsidiaries] is a party, except in the case of clauses (ii) and (iii) hereof, any such conflict, violation, breach, default, right of payment, termination, amendment, acceleration, cancellation that are not, individually or in the aggregate, reasonably expected to delay, prevent or have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement.

(b) The execution, delivery and performance of this Agreement by the Stockholder do not and, at the time of the Closing will not, require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that would not, individually or in the aggregate, reasonably be expected to delay, prevent or have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement.

2.5 No Proceedings. No Actions are pending, or to the knowledge of Stockholder, threatened, against Stockholder [or any of its Subsidiaries], which, if adversely determined, will, individually or in the aggregate, be reasonably expected to delay, prevent or have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement and [neither] the Stockholder [nor any of its respective officers, directors, representatives or properties] is [or are] subject to any material judgment, order, injunction, ruling or decree of any Governmental Entity that would individually or in the aggregate, be reasonably expected to delay, prevent or have a material adverse effect on the Stockholder’s ability to satisfy its obligations under this Agreement. The Stockholder has not previously assigned or sold any of the Securities to any third party. The Stockholder acknowledges that neither the Parent nor any Person on behalf of the Parent has not made and does not make any representation or warranty, whether express or implied, of any kind or character except as expressly set forth in this Agreement.

2.6 Reliance by Parent. The Stockholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Stockholder’s execution and delivery of this Agreement and the representations and warranties of the Stockholder herein.

2.7 The Stockholder Has Adequate Information. The Stockholder is a sophisticated seller with respect to the Securities and has adequate information concerning the business and financial condition of the Company to make an informed decision regarding the sale of the Securities and has independently and without reliance upon the Parent and based on such information as the Stockholder has deemed appropriate, made its own analysis and decision to enter into this Agreement.

3. Representations and Warranties of Parent. Parent hereby represents and warrants to the Stockholder, as of the date hereof that:

3.1 Authorization. Parent has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery by Parent of this Agreement and the consummation by Parent of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action of Parent, and no other proceedings on the part of Parent are necessary to authorize the execution and delivery of this Agreement. This Agreement has been duly executed and delivered by Parent and, assuming the due authorization, execution and delivery by the Stockholder, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity).

3.2 No Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will as of the date hereof or as of the date of the Closing (a) require any consent, approval, order, license, authorization or permit of, action by, filing, registration or declaration with or notification to, any Governmental Entity or any other person, except for applicable requirements of the Exchange Act, Blue Sky Laws, the HSR Act, any applicable non-U.S. competition, antitrust or investment Laws, filing and recordation of appropriate merger documents as required by the DGCL and except where failure to obtain such consents, approvals, authorizations, waivers or permits, or to make such filings or notifications that are not, individually or in the aggregate, reasonably expected to delay, prevent or have a material adverse effect on the Parent’s ability to satisfy its obligations under this Agreement or (b) violate, result in a default under, or conflict with the constituent or organizational documents of Parent, any Contract, or any applicable Law binding upon Parent, except for such violations, defaults or conflicts which are not, individually or in the aggregate, reasonably likely to delay, prevent or have a material adverse effect on Parent’s ability to satisfy its obligations under this Agreement. No Actions are pending, or to the knowledge of Parent, threatened, against Parent, which, if adversely determined, will, individually or in the aggregate, be reasonably expected to delay, prevent or have a material adverse effect on the Parent’s ability to satisfy its obligations under this Agreement.

4. Appraisal Rights. Provided that the Merger is consummated in compliance with the terms of the Merger Agreement, that the consideration offered pursuant to the Merger in the Offer is not less than as set forth in the Merger Agreement, and that this Agreement has not been terminated, the Stockholder agrees not to exercise any rights of appraisal or any dissenters’ rights that the Stockholder may have (whether under applicable Law or otherwise) or could potentially have or acquire in connection with the Merger.

5. Miscellaneous.

5.1 Term. Notwithstanding any other provision of this Agreement or any other agreement, this Agreement and all obligations hereunder shall terminate and cease to have any force or effect upon the earliest of (i) the Closing, (ii) any termination of the Merger Agreement in accordance with its terms, (iii) such date and time as any amendment or change to the Merger Agreement or the Offer is effected without the Stockholder’s consent that decreases the amount, or changes the form or (except with respect to extensions of the Offer in accordance with the terms of the Merger Agreement) timing, of consideration payable to all of the stockholders of the Company pursuant to the terms of the Merger Agreement, or that imposes conditions to the Offer in addition to the Offer Conditions or modifies the existing Offer Conditions in a manner adverse to the stockholders of the Company and (iv) the mutual written consent of Parent and the Stockholder.

5.2 Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (a) the Stockholder makes no agreement or understanding herein in any capacity other than in the Stockholder’s capacity as a record holder and Beneficial Owner of Securities, and (b) nothing herein will be construed to limit or affect any action or inaction, to the extent in accordance with the Merger Agreement, by the Stockholder or any Representative of the Stockholder, as applicable, serving on the Company Board, including by voting, in his capacity as a director of the Company, in the Stockholder’s sole discretion on any matter, or on the board of directors of any Subsidiary of the Company or as an officer of the Company or any of Subsidiary of the Company, acting in such Person’s capacity as a director or officer of the Company or any Subsidiary of the Company, and any such action shall not constitute a breach of this Agreement.

5.3 Amendment and Waiver. This Agreement may be amended by mutual agreement of the parties and may not be amended except by an instrument in writing signed by the parties hereto. Subject to applicable Law, any party hereto may (a) extend the time for the performance of any obligation or other act of the other party hereto, (b) waive any inaccuracy in the representations and warranties of the other party contained herein or in any document delivered pursuant hereto, (c) waive compliance by the other party with any agreement contained herein or (d) waive any condition to which its obligations are subject. Any such extension or waiver shall only be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by any party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

5.4 Costs and Expenses. Each party shall bear its own costs and expenses (including all legal, accounting, audit, due diligence and other out-of-pocket expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

5.5 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective representatives, successors and assigns. The obligations and liabilities assumed in this Agreement by the parties hereto shall be binding upon each party’s respective successors and assigns, which shall include successors by operation of Law, such as by merger.

5.6 Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. Nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

5.7 Assignments. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, as a whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void; provided, however, that Stockholder may assign its rights and obligations without such prior written approval in connection with a Transfer of Securities permitted under, and effected in compliance with, the second sentence of Section 1.1. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

5.8 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts (including by facsimile, electronic mail or other means of electronic communication), each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

5.9 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

if to Parent, to:

Knowles Corporation

1151 Maplewood Drive

Itasca, Illinois 60143

Attention: General Counsel

Facsimile: 630-250-1295

with a copy to:

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attention:     Paul L. Choi

  Jennifer Fitchen

Facsimile:    (312) 853-7036

if to the Stockholder, to:

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with a copy to:

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5.10 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of Delaware.

5.11 Further Assurances. The parties to this Agreement agree to cooperate and to execute and deliver such instruments and take such further actions as any other party to this Agreement may, from time to time, reasonably request in order to effectuate the purposes and to carry out the terms of this Agreement.

5.12 Waiver of Jury Trial. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.13 Submission to Jurisdiction; Service of Process. Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by any other party or its successors or assigns shall be brought and determined in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (unless the Delaware Court of Chancery shall decline to accept jurisdiction over a particular matter, in which case, in any Delaware state or federal court within the State of Delaware), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties agrees not to commence any action, suit or proceeding relating thereto in any court other than the courts of the State of Delaware, as described above, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by such court. Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts of the State of Delaware, as described above, for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

5.14 Interpretation. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement unless otherwise indicated. The headings contained in this Agreement are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. The words “include,” “includes” and “including” and words of similar import when used in this Agreement will mean “include, without limitation,” “includes, without limitation” or “including, without limitation,” unless otherwise specified. The word “or” shall not be exclusive. The term “parties” means Parent and Stockholder, and “party” means either of them.

5.15 Relationship of Parties. Nothing contained herein shall establish any fiduciary, partnership, joint venture or similar relationship between or among the parties hereto except to the extent otherwise expressly stated herein or therein.

5.16 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

5.17 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts of the State of Delaware, as described in Section 5.13, this being in addition to any other remedy to which such party is entitled at law or in equity. Each of the parties hereby further waives any requirement under any law to post security as a prerequisite to obtaining equitable relief.

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

KNOWLES CORPORATION

By:
Name: Jeffrey S. Niew
Title: President and Chief Executive Officer

[Signature Page to Tender and Support Agreement]

STOCKHOLDER:

[By:
Name:
Title:]

[
Name:]

[Signature Page to Tender and Support Agreement]